Exhibit 2

EXECUTION COPY

SECURITY AGREEMENT

dated as of

May 10, 2010,

among

ZALE CORPORATION,

THE SUBSIDIARIES IDENTIFIED HEREIN

and

Z INVESTMENT HOLDINGS, LLC,

as Administrative Agent

i

TABLE OF CONTENTS, con’t.

TABLE OF CONTENTS, con’t.

Schedules

Schedule 1	Intellectual Property
Schedule 2	Initial Subsidiary Grantors
Schedule 3	Commercial Tort Claims
Schedule 4	Pledged Collateral
Schedule 5	Deposit Accounts and Concentration Accounts

Annexes

Annex 1	Form of Perfection Certificate
Annex 2	Form of Supplement
Annex 3	Form of Patent, Industrial Design and Trademark Security Agreement
Annex 4	Form of Copyright Security Agreement
Annex 5	Form of Pledged Collateral Addendum

SECURITY AGREEMENT (this “Agreement”) dated as of May 10, 2010, by and among each of: ZALE CORPORATION, a Delaware corporation (the “Borrower”), the Subsidiaries from time to time party hereto and Z INVESTMENT HOLDINGS, LLC, in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the Credit Parties.

W I T N E S S E T H:

Reference is made to the Credit Agreement of even date herewith (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) the Borrower, (ii) the Lenders party thereto and (iii) the Administrative Agent, as administrative agent.

The Lenders have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The obligations of the Lenders to make Loans are conditioned upon, among other things, the execution and delivery by the Grantors of this Agreement to secure the Secured Obligations (as defined herein).

Accordingly, the Grantors and the Administrative Agent, on behalf of itself and each other Credit Party (and each of their respective successors or assigns), hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Definition of Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement, and all references to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

“ABL Agent” shall have the meaning given that term in the Intercreditor Agreement.

“Account Debtor” shall have the meaning given that term in the UCC.

“Accounts” shall mean all accounts, accounts receivable, receivables and rights to payment (whether or not earned by performance) arising out of the sale, lease, license, assignment or other disposition of Inventory and/or arising out of the use of a credit or charge card or information contained on or used with that card.

“Administrative Agent’s Rights and Remedies” shall have the meaning assigned to such term in Section 8.09(a).

“Blocked Account Agreement” shall have the meaning assigned to such term in Section 5.01.

“Chattel Paper” shall have the meaning given that term in the UCC.

“Collateral” shall mean the following assets of each Grantor: (a) all Accounts, (b) all Inventory, (c) all Deposit Accounts, Concentration Accounts and cash, (d) all Documents, (e) all Chattel Paper, (f) all Instruments, General Intangibles, Supporting Obligations and Letter-of-Credit Rights, (g) all Goods, (h) Equipment and Fixtures, (i) all Investment Property, (j) all Securities Accounts and Commodity Accounts, (k) all Commercial Tort Claims, (l) all Intellectual Property, (m) all other personal property not otherwise described above, whether tangible or intangible and wherever located (except for any property expressly excluded in this definition of “Collateral”), (n) all policies and certificates of insurance and all insurance proceeds, refunds and premium rebates, including proceeds of fire and credit insurance, with respect to any of the foregoing, (o) all books, records and information relating to any of the foregoing, and all rights of access to such books, records and information, (p) all liens, guaranties, rights, remedies and privileges pertaining to any of the foregoing ((a) through (o)), including the right of stoppage in transit, and (q) any of the foregoing whether now owned or now due, or in which any Grantor has an interest, or hereafter acquired, arising or to become due, or in which any Grantor obtains an interest, and all products, Proceeds, substitutions and accessions of or to any of the foregoing. Notwithstanding the foregoing, the term “Collateral” shall expressly exclude (i) any Trademark applications filed on an “intent to use” basis until the earlier of the filing of a statement of use thereon or the first use in commerce thereof, (ii) any Inventory or other Goods that have been delivered to any Grantor on a consignment basis to the extent that the rights of such consignor have been properly perfected under applicable law, (iii) any property to the extent that such grant of a security interest is prohibited by any valid enforceable law or regulation applicable thereto, requires a consent not obtained of any Governmental Authority pursuant to such law or regulation or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to a right on the part of the parties thereto other than such Grantor to terminate (or materially modify) or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that such law or regulation or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or right of termination or modification or requiring such consent is ineffective under applicable law, provided, however, that such security interest shall attach immediately at such time as the condition causing such prohibition, breach, default or right of termination or modification or requiring such consent, as the case may be, shall be remedied and, to the extent severable, shall attach immediately to any portion of such contract, license, agreement, instrument or other document that does not result in any of such consequences, including any proceeds of such contract, license, agreement, instrument or other document, (iv) the Equity Interests of Dobbins Jewelers, Inc., (v) the Equity Interests of Jewel Re-Insurance Ltd. in excess of 65% of the issued and outstanding shares of any class of Equity Interests of such Subsidiary, (vi) the voting Equity Interests of ZC Partnership, LP in excess of 65% of the general partnership Equity Interests of such Subsidiary and (vii) any property that the Administrative Agent shall determine in its reasonable discretion in which the cost (including adverse tax consequences) of obtaining a security interest would be excessive in relation to the value of the security to be afforded thereby; provided, further, that in all events, all Proceeds, substitutions or replacements of the foregoing shall constitute “Collateral” hereunder.

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“Commercial Tort Claim” shall have the meaning given that term in the UCC.

“Commodity Account” shall have the meaning given that term in the UCC.

“Concentration Account” shall mean all Deposit Accounts and accounts maintained by the Grantors into which more than one Deposit Account deposits or transfers funds.

“Copyright Licenses” shall mean exclusive Licenses in respect of Copyrights where a Grantor is a licensee.

“Copyrights” shall mean, with respect to any Person, all of such Person’s right, title and interest, now or hereafter acquired, in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications; (b) all extensions and renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including damages or payments for past, present or future infringements for any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.

“Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

“Deposit Account” shall mean any checking or other demand deposit account into which proceeds of Collateral are deposited.

“Distribution” shall have the meaning assigned to such term in Section 6.04(a).

“Documents” shall have the meaning given that term in the UCC.

“Electronic Chattel Paper” shall have the meaning given that term in the UCC.

“Entitlement Holder” shall have the meaning given that term in the UCC.

“Entitlement Orders” shall have the meaning given that term in the UCC.

“Equipment” shall have the meaning given that term in the UCC.

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“General Intangibles” shall have the meaning given that term in the UCC, and shall also include all: Payment Intangibles; rights to payment for credit extended; deposits; amounts due to any Grantor; credit memoranda in favor of any Grantor, tax refunds and abatements; insurance refunds and premium rebates; records; customer lists; telephone numbers; causes of action; judgments; payments under any settlement or other agreement; licenses; internet addresses and domain names; computer software programs; trade names, trademarks, service marks, together with all goodwill connected with and symbolized by any of the foregoing; all other general intangible property of any Grantor in the nature of Intellectual Property, and any warranty claims.

“Goods” shall have the meaning given that term in the UCC.

“Grantor” shall mean, collectively, the Borrower, the Subsidiaries of the Borrower identified as Grantors on Schedule 2 attached hereto and each other Subsidiary of the Borrower that becomes a party to this Agreement as a Grantor after the Closing Date pursuant to Section 6.11 of the Credit Agreement; provided that if a Subsidiary is released from its obligations as a Grantor, such Subsidiary shall cease to be a Grantor hereunder effective upon such release.

“Industrial Designs” shall mean, with respect to any Person, all of such Person’s right, title and interest, now owned or hereafter acquired, in and to: (a) any and all Canadian industrial designs and industrial design applications; (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past, present and future infringements thereof; (c) all rights to sue for past, present and future infringements thereof; and (d) all rights corresponding to any of the foregoing.

“Instruments” shall have the meaning given that term in Article 9 of the UCC.

“Intellectual Property” shall mean all intellectual property and similar property of every kind and nature now owned or hereafter acquired by any Person, including inventions, designs, Patents, Copyrights, Trademarks, Industrial Designs, Licenses, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation, and all additions and improvements to any of the foregoing.

“Inventory” shall include “inventory” as defined in the UCC and also all: (a) Goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed and rejected; (d) packaging and shipping materials related to any of the foregoing; and (e) all Documents which represent any of the foregoing.

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“Investment Property” shall have the meaning given that term in the UCC and shall also include all Pledged Collateral, Pledged Operating Agreements and Pledged Partnership Agreements.

“IP Agreements” shall have the meaning assigned to such term in Section 3.02.

“License” shall mean, with respect to any Person, all of such Person’s right, title and interest in and to (a) any and all licensing agreements or similar arrangements in and to any other Person’s Intellectual Property, (b) all income, royalties, damages, claims and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past, present and future breaches thereof, and (c) all rights to sue for past, present and future breaches thereof.

“Material Trademark” shall mean any Trademark of a Grantor that is material to the conduct of such Grantor’s business.

“Patents” shall mean, with respect to any Person, all of such Person’s right, title and interest, now owned or hereafter acquired, in and to: (a) any and all patents and patent applications or Canadian industrial design registrations and applications; (b) all inventions and improvements described and claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past, present and future infringements thereof; (e) all rights to sue for past, present and future infringements thereof; and (f) all rights corresponding to any of the foregoing.

“Payment Intangible” shall have the meaning given that term in the UCC, and shall also refer to any General Intangible under which the Account Debtor’s primary obligation is a monetary obligation.

“Perfection Certificate” shall mean a certificate substantially in the form of Annex 1 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer of each of the Grantors.

“Pledged Collateral” shall mean all Pledged Interests and Pledged Notes.

“Pledged Collateral Addendum” shall mean a Pledged Collateral Addendum substantially in the form of Annex 5 to this Agreement.

“Pledged Companies” shall mean each Person listed on Schedule 4 hereto as a “Pledged Company”, together with each other Person, all or a portion of whose Equity Interests, is acquired or otherwise owned by a Grantor after the Closing Date.

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“Pledged Interests” shall mean all of each Grantor’s right, title and interest in and to all of the Equity Interests now or hereafter owned by such Grantor (other than such Equity Interests in Dobbins Jewelers, Inc.), regardless of class or designation, including in each of the Pledged Companies owned by it, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Equity Interests, the right to receive any certificates representing any of the Equity Interests, all warrants, options, share appreciation rights and other rights, contractual or otherwise in respect thereof, and the right to receive dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

“Pledged Notes” shall mean with respect to any Grantor, all of the debt securities now or hereafter owned by such Grantor and the promissory notes evidencing such debt securities.

“Pledged Operating Agreements” shall mean all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

“Pledged Partnership Agreements” shall mean all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

“Proceeds” shall have the meaning given that term in the UCC.

“Secured Obligations” shall mean the Obligations as defined in the Credit Agreement.

“Securities Account” shall have the meaning given that term in the UCC.

“Securities Intermediary” shall have the meaning given that term in the UCC.

“Security Entitlement” shall have the meaning given that term in the UCC.

“Security Interest” shall have the meaning assigned to such term in Section 2.01 of this Agreement.

“Supporting Obligation” shall have the meaning given that term in the UCC.

“Term Priority Collateral” shall have the meaning given that term in the Intercreditor Agreement.

“Trademarks” shall mean, with respect to any Person, all of such Person’s right, title and interest, now owned or hereafter acquired, in and to the following: (a) all trademarks (including service marks), trade names, trade dress, trade styles and other source indicators and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages and payments now or hereafter due or payable with respect thereto, including damages, claims and payments for past and future infringements thereof; (e) all rights to sue for past, present and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing.

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“ULC” shall mean an unlimited company under the Companies Act (Nova Scotia).

“ULC Pledgor” has the meaning assigned to such term in Section 6.05.

“ULC Shares” shall mean shares of stock or other Equity Interests of one or more ULCs.

“Zale Canada” shall mean Zale Canada Co., a Nova Scotia company.

SECTION 1.03. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

ARTICLE II

Security Interest

SECTION 2.01. Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby bargains, mortgages, pledges, hypothecates, and (except in the case of ULC Shares) transfers and assigns to the Administrative Agent, its successors and assigns, for the benefit of the Credit Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Credit Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under the Collateral, wherever located, whether now owned or hereafter acquired (the “Security Interest”). Without limiting the foregoing, each Grantor hereby designates the Administrative Agent as such Grantor’s true and lawful attorney, exercisable by the Administrative Agent whether or not an Event of Default exists, with full power of substitution, at the Administrative Agent’s option, to file one or more financing statements or continuation statements, to file with the United States Patent and Trademark Office, United States Copyright Office, Canadian Intellectual Property Office or Canadian Industrial Design Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable, or to sign other documents for the purpose of perfecting, confirming, continuing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor (each Grantor hereby appointing the Administrative Agent as such Person’s attorney to sign such Person’s name to any such document, whether or not an Event of Default exists), and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party, provided that the Administrative Agent shall have the same rights as the applicable Grantor’s true and lawful attorney referred to above to enforce the Security Interest granted by each Grantor, but only if an Event of Default exists.

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SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Credit Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE III

Representations and Warranties

The Grantors jointly and severally represent and warrant to the Administrative Agent and the Credit Parties that:

SECTION 3.01. Title and Authority. Each Grantor has good and valid rights in, and title to, the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Administrative Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

SECTION 3.02. Filings. The Perfection Certificate has been duly prepared, completed and executed, and the information set forth therein is correct and complete in all material respects. Fully executed UCC and PRUCC financing statements, other than fixture filings, or other appropriate filings, recordings or registrations containing a description of the Collateral have been, or will be, filed in each governmental, municipal or other office as is necessary to publish notice and protect the validity of, and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Credit Parties) with respect to all Collateral in which the Security Interest may be perfected by filing, recording or registration pursuant to the UCC or the PRUCC in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration (other than filings required to be made in the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office and the Canadian Industrial Design Office in order to perfect the Security Interest in Collateral consisting of United States and Canadian Patents, Industrial Designs, Trademarks, Copyrights and Copyright Licenses, as the case may be) is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. A fully executed Patent, Industrial Design and Trademark Security Agreement, in the form attached as Annex 3 hereto, and a fully executed Copyright Security Agreement, in the form attached as Annex 4 hereto (such agreements being collectively referred to as the “IP Agreements”), covering the United States and Canadian registered Patents, Industrial Designs, United States and Canadian registered Trademarks and United States and Canadian registered Copyrights (and applications for any of the foregoing) and Copyright Licenses, as applicable, have been delivered to the Administrative Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, and the Canadian Intellectual Property Office and the Canadian Industrial Design Office, as applicable, as is necessary to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Credit Parties) in respect of all Collateral consisting of Intellectual Property in which a security interest may be perfected by filing, recording or registration in the United States or Canada (or any political subdivision, province or territory thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Intellectual Property acquired or developed after the date hereof).

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SECTION 3.03. Validity and Priority of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all of the Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the filings described in Section 3.02 above, a perfected security interest in all of the Collateral, to the extent that perfection of the Security Interest can be achieved by filing or recording a financing statement or analogous document in the United States or Canada (or any political subdivision, province or territory thereof) and its territories and possessions pursuant to the UCC or the PRUCC or by recording of the IP Agreements with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office and the Canadian Industrial Design Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Collateral, subject only to those Liens expressly permitted pursuant to Section 7.02 of the Credit Agreement.

SECTION 3.04. Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 7.02 of the Credit Agreement. Except as provided herein and in the Credit Agreement, disclosed in the Perfection Certificate, no Grantor has filed or consented to the filing of (a) any financing statement or analogous document under the UCC or the PRUCC or any other applicable law covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office or the Canadian Industrial Design Office, or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 7.02 of the Credit Agreement.

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SECTION 3.05. Bailees, Warehousemen, Etc. Except as otherwise disclosed in the Perfection Certificate, no Inventory or Equipment of any Grantor is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage or entrustment except for Equipment and Inventory (i) out for repair or replacement in the ordinary course of business, (ii) being shipped, or in-transit, from a supplier or to a customer or between suppliers in the ordinary course of business or (iii) in the possession of suppliers, subcontractors and licensees in the ordinary course of business, unless the applicable Grantor complies with Section 4.01(c).

SECTION 3.06. Intellectual Property. Schedule 1 hereto sets forth, as of the date hereof, (i) all of each Grantor’s registered Patents and Patent applications (and for greater certainty, registered Industrial Designs and Industrial Design applications), including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each such Patent and Patent application owned by any Grantor, (ii) all of each Grantor’s registered Industrial Designs and Industrial Design applications, including the name of the registered owner, registration or application number and the expiration date (if already registered) of such industrial design and industrial design application owned by any Grantor, (iii) all of each Grantor’s registered Trademarks and Trademark applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark and Trademark application owned by any Grantor and (iv) all of each Grantor’s registered Copyrights, Copyright applications and Copyright Licenses, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright, Copyright application or Copyright License owned by any Grantor.

SECTION 3.07. Commercial Tort Claims. Schedule 3 hereto sets forth, as of the date hereof, each Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by any Grantor seeking damages in an amount of $1,000,000 or more.

SECTION 3.08. Pledged Collateral.

(a) Each Grantor is the holder of record and the legal and beneficial owner, free and clear of all Liens other than the Security Interest granted to the Administrative Agent for the benefit of the Credit Parties hereunder and Permitted Encumbrances, of the Pledged Collateral indicated on Schedule 4 as being owned by such Grantor and any Pledged Collateral owned by such Grantor and acquired after the Closing Date.

(b) All of the Pledged Collateral constituting Pledged Interests is duly authorized, validly issued, fully paid and nonassessable (provided that Pledged Interests which are ULC Shares will be assessable in accordance with the provisions of the Companies Act (Nova Scotia)) and such Pledged Interests constitute or will constitute the percentage of the issued and outstanding Equity Interests of the Pledged Companies of each applicable Grantor identified on Schedule 4, any Pledged Collateral Addendum or any Supplement to this Agreement. All of the Pledged Collateral constituting Pledged Notes is duly authorized, validly issued and delivered by the issuer of such Pledged Note and is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder. Each Grantor has the right and requisite authority to pledge the Pledged Collateral pledged by such Grantor to the Administrative Agent as provided herein.

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(c) All actions necessary to perfect or establish the first priority of the Administrative Agent’s Liens (subject to Permitted Encumbrances) in the Pledged Collateral, and the proceeds thereof, have been duly taken, (A) upon the execution and delivery of this Agreement; (B)(i) upon the taking of possession by the Administrative Agent of any certificates constituting the Pledged Interests, to the extent such Pledged Interests are represented by certificates, together with undated powers endorsed in blank by the applicable Grantor and (ii) upon the taking of possession by the Administrative Agent of any promissory notes constituting the Pledged Notes, together with undated powers endorsed in blank by the applicable Grantor; and (C) upon the filing of Uniform Commercial Code financing statements in the applicable jurisdiction for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates. Each Grantor has delivered to and deposited with the Administrative Agent (or, with respect to any Pledged Collateral created or obtained after the Closing Date, will deliver and deposit in accordance with Section 4.12 hereof) all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, all promissory notes representing the Pledged Notes owned by such Grantor, and undated powers endorsed in blank with respect to such certificates or promissory notes.

(d) None of the Pledged Collateral owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

SECTION 3.09. Nature of Certain Consignment Filings. Each of the Liens and other filings set forth on Schedule 7.02 of the Credit Agreement which purports to cover goods delivered to a Grantor on a consignment basis (a) evidences arrangements entered into with such Grantor and its trade vendors in the ordinary course of business, intended by such Grantor and vendor to be a “true” consignment, (b) does not encumber any assets of such Grantor other than the consigned goods to which it relates and the proceeds thereof, to the extent owing to the vendor and (c) secures solely the obligation of such Grantor to either return such consigned goods or pay the purchase price for such consigned goods, in each case pursuant to a written consignment agreement on terms substantially similar to those set forth in the Grantors’ standard form of consignment agreement as in effect on or about the Closing Date (with the exception of any such Liens and other filings made by any trade vendors in connection with or relating to that certain Amendment to Existing Agreements dated as of March 3, 2010 by and among Zale Delaware, Inc., TXDC, L.P., Rosy Blue Jewelry, Inc. and Rosy Blue, Inc., relating to consigned goods for such Grantor’s 2010 Spring season) , a copy of which has been provided to the Administrative Agent.

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ARTICLE IV

Covenants

SECTION 4.01. Change of Name; Location of Collateral; Records; Place of Business. (a) Each Grantor agrees to furnish to the Administrative Agent (i) prompt written notice of any change in (A) any Grantor’s trade name used to identify it in the conduct of its business or in the ownership of its properties, (B) any office in which it maintains books or records relating to Collateral owned by it and having a value in excess of $1,000,000 or any office or facility at which Collateral owned by it and having a value in excess of $1,000,000 is located (including the establishment of any such new office or facility), other than, in each case, (I) retail Store locations or (II) Equipment and Inventory (1) out for repair or replacement in the ordinary course of business, (2) being shipped, or in transit, from a supplier or to a customer or between suppliers in the ordinary course of business or (3) in the possession of suppliers, subcontractors and licensees in the ordinary course of business, or (C) the acquisition by any Grantor of any property for which additional filings or recordings are necessary to perfect and maintain the Administrative Agent’s Security Interest therein, and (ii) prior written notice of any change in (A) any Grantor’s corporate or partnership name or the location of any Grantor’s chief executive office or its principal place of business, (B) any Grantor’s identity or corporate or partnership structure or (C) any Grantor’s jurisdiction of incorporation, amalgamation or formation, Federal Taxpayer Identification Number or state organizational number or similar taxation or organization number; provided, however, that if any of the occurrences referred to in clauses (i) and (ii) shall occur with respect to Zale Canada or any of its assets, Zale Canada shall furnish the Administrative Agent with 30 days prior written notice thereof. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged, destroyed or lost, stolen or otherwise unaccounted for. Notwithstanding the foregoing, if any Grantor’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization is changed by the applicable Governmental Authority, such Grantor will furnish to the Administrative Agent prompt written notice of any such change not later than 10 days from the date such Grantor has been notified by such Governmental Authority of such change. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all necessary filings have been made under the UCC or the PRUCC or otherwise in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all of the Collateral. Each of the Grantors organized under the laws of Canada acknowledges and agrees that, except as disclosed on the Perfection Certificate, such Grantor does not currently, nor will it in the future, have any assets that constitute Collateral located in the United States.

(b) Each Grantor agrees to maintain, or cause to be maintained, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral.

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(c) Each Grantor agrees that, to the extent it acquires any additional leased warehouses or distribution centers after the Closing Date, the Grantors shall provide the Administrative Agent with prompt notice thereof, and shall obtain a waiver and collateral access agreement in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 4.02. Periodic Certification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 6.01(a) of the Credit Agreement, each Grantor shall deliver, or cause to be delivered, to the Administrative Agent a certificate executed by a Financial Officer of such Grantor confirming that there has been no change in the information contained in the Perfection Certificate since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 4.02 or, if any such change has occurred, specifying such revised information.

SECTION 4.03. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Administrative Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 7.02 of the Credit Agreement.

SECTION 4.04. Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be filed all such further instruments and documents and to take all such actions as the Administrative Agent may from time to time reasonably request to assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, document, draft, chattel paper or instrument in an amount in excess of $1,000,000, such note, document, draft, chattel paper or instrument shall be immediately pledged and delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent.

SECTION 4.05. Taxes; Encumbrances. The Administrative Agent may discharge past due taxes, assessments, charges, fees or Liens (other than Liens permitted under the Credit Agreement), at any time levied or placed on the Collateral, and may take any other action which the Administrative Agent may deem necessary or desirable to repair, maintain or preserve any of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided that, so long as no Event of Default shall have occurred and be continuing, if such taxes, assessments, charges, fees or Liens are being contested in good faith and by appropriate proceedings by such Grantor, the Administrative Agent shall consult with such Grantor before making any such payment or taking any such action; provided, however, that the Administrative Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except to the extent that any liability on account of any such action resulted from the gross negligence, bad faith or breach of the contractual obligations of the Administrative Agent; provided further that the making of any such payments or the taking of any such action by the Administrative Agent shall not be deemed to constitute a waiver of any Default or Event of Default arising from the Grantor’s failure to have made such payments or taken such action. Nothing in this Section 4.05 shall be interpreted as excusing any Grantor from the performance of any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

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SECTION 4.06. Assignment of Security Interest. (a) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account and the property securing payment and performance of the Account has a value in excess of $1,000,000, such Grantor shall promptly assign such security interest to the Administrative Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of, and transferees from, the Account Debtor or other Person granting the security interest.

(b) To the extent that any Grantor is a beneficiary under any written letter of credit relating to the Collateral in an amount in excess of $1,000,000 now or hereafter issued in favor of such Grantor, such Grantor shall deliver such letter of credit to the Administrative Agent. The Administrative Agent shall from time to time, at the request and expense of such Grantor, make such arrangements with such Grantor as are in the Administrative Agent’s reasonable judgment necessary and appropriate so that such Grantor may make any drawing to which such Grantor is entitled under such letter of credit, without impairment of the Administrative Agent’s perfected security interest in such Grantor’s rights to proceeds of such letter of credit or in the actual proceeds of such drawing. At the Administrative Agent’s request, such Grantor shall, for any letter of credit relating to the Collateral in an amount in excess of $1,000,000, whether or not written, now or hereafter issued in favor of such Grantor as beneficiary, execute and deliver to the issuer and any confirmer of such letter of credit an assignment of proceeds form, in favor of the Administrative Agent and satisfactory to the Administrative Agent and such issuer or (as the case may be) such confirmer, requiring the proceeds of any drawing under such letter of credit to be paid directly to the Administrative Agent.

(c) If any amount payable under or in connection with any of the Collateral shall become evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act, as in effect in any relevant jurisdiction) in an amount in excess of $250,000, other than such Electronic Chattel Paper and transferable records listed in the Perfection Certificate attached hereto, the Grantor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Administrative Agent thereof and shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent “control” of such Electronic Chattel Paper under Section 9-105 of the UCC, under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or under Section 16 of the Uniform Electronic Transactions Act, as the case may be, as in effect in such jurisdiction, of such transferable record.

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SECTION 4.07. Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, except where the failure to do so would not have a Material Adverse Effect, and each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the Credit Parties from and against any and all liability for such performance.

SECTION 4.08. Limitation on Modification of Accounts. None of the Grantors will, without the Administrative Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, releases, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices.

SECTION 4.09. Insurance. Each Grantor hereby irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact), exercisable after the occurrence and during the continuance of any Event of Default, for the purpose of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems advisable. All sums disbursed by the Administrative Agent in connection with this Section 4.09, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Administrative Agent and shall be additional Secured Obligations secured hereby.

SECTION 4.10. Legend. At the request of the Administrative Agent if an Event of Default shall occur and be continuing, each Grantor shall legend, in form and manner satisfactory to the Administrative Agent, its Accounts and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts have been assigned to the Administrative Agent for the benefit of the Credit Parties and that the Administrative Agent has a security interest therein.

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SECTION 4.11. Intellectual Property.

(a) Each Grantor agrees that it will not do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees and sub-licensees from doing any act or omitting to do any act) whereby any Patent or Industrial Design may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent or Industrial Design that is material to the conduct of such Grantor’s business with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Material Trademark, (i) maintain such Material Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Material Trademark including where applicable policing the use of such Material Trademarks by its licensees and sublicensees, (iii) display such Material Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Material Trademark in violation of any third party rights.

(c) Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a Copyright material to the conduct of such Grantor’s business, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(d) Each Grantor shall notify the Administrative Agent promptly if it knows or has reason to know that any Material Trademark or any Patent, Copyright or Industrial Design material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office, Canadian Intellectual Property Office, Canadian Industrial Design Office or any court or similar office of any country) regarding such Grantor’s ownership of any Patent, Material Trademark, Copyright or Industrial Design material to the conduct of its business, its right to register the same, or its right to keep and maintain the same.

(e) At the time of delivery of quarterly financial statements with respect to each Fiscal Quarter pursuant to Section 6.01(b) of the Credit Agreement, each Grantor shall inform the Administrative Agent of any application for any Patent, Trademark, Industrial Design or Copyright (or any registration of any Patent, Trademark, Industrial Design or Copyright) such Grantor has filed with the United States Patent and Trademark Office, United States Copyright Office, Canadian Intellectual Property Office, Canadian Industrial Design Office or any office or agency in any political subdivision of the United States, Canada or in any other country or any political subdivision, province or territory thereof or any Copyright License for which such Grantor has become the licensee, in each case, during such Fiscal Quarter, and, upon request of the Administrative Agent, execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s Security Interest in any of the foregoing, and each Grantor hereby appoints the Administrative Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

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(f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office, Canadian Intellectual Property Office, Canadian Industrial Design Office or any office or agency in any political subdivision of the United States, Canada or in any other country or any political subdivision, province or territory thereof, to maintain and pursue each application relating to Material Trademarks and each material application relating to the Patents and/or Copyrights and/or Industrial Designs (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of Copyrights and/or Industrial Designs that is material to the conduct of any Grantor’s business and each registration of Material Trademarks, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

(g) In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Industrial Design or Copyright material to the conduct of any Grantor’s business or a Material Trademark has been or is likely to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Administrative Agent and shall, if consistent with reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral. Each Grantor further agrees not to abandon any Material Trademark or any Patent, Industrial Design, Copyright or Copyright License that in such Grantor’s reasonable business judgment is material to the operation of such Grantor’s business without the prior written consent of the Administrative Agent.

(h) Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License, Industrial Design License or Material Trademark License under which such Grantor is a licensee to effect the assignment of all such Grantor’s right, title and interest thereunder to the Administrative Agent or its designee.

(i) Without limiting the generality of any of the foregoing, each Grantor hereby authorizes the Administrative Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule 1 or adding additional schedules hereto to identify specifically any asset or item that may constitute Copyrights, Copyright Licenses, Patents, Industrial Design or Material Trademarks; provided that any Grantor shall, within 10 days after it has been notified by the Administrative Agent of the specific identification of such Collateral, advise the Administrative Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral.

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SECTION 4.12. Pledged Collateral. (a) Subject to Section 4.04 and Section 4.12(e), if any Grantor shall receive or become entitled to receive any Pledged Collateral after the Closing Date, it shall deliver to the Administrative Agent (i) a duly executed Pledged Collateral Addendum identifying such Pledged Collateral and (ii) to the extent such Pledged Collateral is represented by certificates or promissory notes, such certificates or promissory notes, together with undated powers endorsed in blank by such Grantor.

(b) Upon the occurrence and continuance of an Event of Default, each Grantor shall promptly deliver to the Administrative Agent a copy of each material written notice or other material written communication received by it in respect of any Pledged Collateral.

(c) No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or agree to any restriction with respect to any Pledged Collateral which would materially adversely affect either the rights of the Administrative Agent or the other Credit Parties pursuant to the Loan Documents or the value of the Pledged Collateral, or that would result in a material violation of any provision of the Credit Agreement or any other Loan Document.

(d) Each Grantor agrees that it will assist the Administrative Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law in connection with the Administrative Agent’s Liens on the Pledged Collateral or any sale or transfer thereof.

(e) As to all limited liability company or partnership interests owned by a Grantor and issued under any Pledged Operating Agreement or Pledged Partnership Agreement which are not certificated (the “Uncertificated Interests”), each Grantor hereby represents, warrants and covenants that such Uncertificated Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a securities account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Uncertificated Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

SECTION 4.13. Commercial Tort Claims. If any Grantor shall at any time after the date hereof hold or acquire a Commercial Tort Claim in respect of which a complaint or counterclaim has been filed seeking damages in an amount in excess of $1,000,000, the Grantor shall promptly notify the Administrative Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

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SECTION 4.14. Securities Accounts. With respect to (i) the Securities Accounts (other than Securities Accounts with an aggregate value of less than $10,000) and (ii) any Collateral that constitutes a Security Entitlement as to which the financial institution acting as the Administrative Agent hereunder is not the Securities Intermediary, the relevant Grantor will cause the Securities Intermediary with respect to each such account or Security Entitlement either (A) to identify in its records the Administrative Agent as the Entitlement Holder thereof or (B) to agree with such Grantor and the Administrative Agent that such Securities Intermediary will comply with Entitlement Orders originated by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Borrower and Administrative Agent (which agreement may also be for the benefit of the ABL Agent); provided that the Administrative Agent will not give any such orders except after the occurrence and during the continuance of an Event of Default; provided further that no Grantor shall be required to take the foregoing actions with respect to any Securities Account until the later of (A) 60 days after the Closing Date and (B) in the case of Securities Accounts opened after the Closing Date, at the time of establishment of such Securities Account (or, in each case, such later date as the Administrative Agent shall in its reasonable discretion agree).

ARTICLE V

Collections

SECTION 5.01. Deposit and Concentration Accounts.

(a) Schedule 5 hereto sets forth, as of the date hereof, each Deposit Account and Concentration Account that each Grantor maintains. For each Concentration Account that any Grantor at any time opens or maintains, such Grantor shall cause the depositary bank to agree to comply with instructions from the Administrative Agent to such depositary bank directing the disposition of funds from time to time credited to such Concentration Account, without further consent of such Grantor or any other Person, pursuant to an agreement reasonably satisfactory to the Administrative Agent (such agreement, a “Blocked Account Agreement”) (which Blocked Account Agreement may also be for the benefit of the ABL Agent); provided that no Grantor shall be required to take the foregoing actions with respect to any Concentration Account until the later of (A) 60 days after the Closing Date and (B) in the case of Concentration Accounts opened after the Closing Date, at the time of establishment of such Concentration Account (or, in each case, such later date as the Administrative Agent shall in its reasonable discretion agree). The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor unless an Event of Default has occurred and is continuing. Without the prior written consent of the Administrative Agent, no Grantor shall modify or amend the instructions pursuant to any Blocked Account Agreement.

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(b) The Grantors shall cause the ACH or wire transfer to a Concentration Account, no less frequently than daily, of the then contents of each Deposit Account, each such transfer to be net of any minimum balance, not to exceed $10,000, as may be required to be maintained in the subject Deposit Account by the bank at which such Deposit Account is maintained; provided, however, to the extent a Deposit Account is maintained for the deposit of the receipts of a Store, and such Deposit Account is maintained with a bank that either does not provide daily balance information for such Deposit Account or cannot accommodate daily ACH or wire transfers and there is not a suitable replacement bank reasonably available for such Store, then such Deposit Account may be swept on a monthly, rather than daily basis; provided, further, that (x) the number of such Deposit Accounts swept on a monthly basis shall not exceed 5% of all of the Store Deposit Accounts and (y) the aggregate amounts maintained in such Deposit Accounts shall not exceed $5,000,000 at any time.

SECTION 5.02. Power of Attorney. Each Grantor hereby irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Administrative Agent shall have the right, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of the Administrative Agent and the Credit Parties, (a) at any time, whether or not a Default or Event of Default has occurred, to take actions required to be taken by the Grantors under Section 2.01 of this Agreement, (b) upon the occurrence and during the continuance of an Event of Default or as otherwise permitted under the Credit Agreement, (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; and (iii) to take actions required to be taken by Grantors in Section 5.01; and (c) upon the occurrence and during the continuance of an Event of Default or as otherwise permitted in the Credit Agreement, (i) to sign the name of any Grantor on any invoices, schedules of Collateral, freight or express receipts, or bills of lading storage receipts, warehouse receipts or other documents of title relating to any of the Collateral; (ii) to sign the name of any Grantor on any notice to such Grantor’s Account Debtors; (iii) to sign the name of any Grantor on any proof of claim in bankruptcy against Account Debtors; (iv) to the extent relating to the Collateral, to sign change of address forms to change the address to which each Grantor’s mail is to be sent to such address as the Administrative Agent shall designate; (v) to receive and open each Grantor’s mail, remove any Proceeds of Collateral therefrom and turn over the balance of such mail either to any of the Grantors or to any trustee in bankruptcy or receiver of a Grantor, or other legal representative of a Grantor whom the Administrative Agent determines to be the appropriate person to whom to so turn over such mail; (vi) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (vii) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (viii) to take all such action as may be necessary to obtain the payment of any letter of credit and/or banker’s acceptance of which any Grantor is a beneficiary to the extent relating to Collateral; (ix) to repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of any Grantor; (x) to use for the purposes permitted by Section 6.01 hereof, any or all General Intangibles of any Grantor relating to the Collateral; provided that the Administrative Agent’s use of such General Intangibles will comply with all applicable law; and (xi) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Administrative Agent or any other Credit Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent or any other Credit Party, or to present or file any claim or notice. It is understood and agreed that the appointment of the Administrative Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable. Notwithstanding the provisions of this Section 5.02, the power of the Administrative Agent to act in any name other than the name of the Grantor shall not apply to any Pledged Collateral that is ULC Shares.

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SECTION 5.03. No Obligation to Act. The Administrative Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 5.02, but if the Administrative Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Grantor for any act or omission to act except for any act or omission to act which constitutes gross negligence, bad faith or breach of the contractual obligations of the Administrative Agent. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Administrative Agent in such Person’s individual capacity, accords its own property consisting of similar instruments or interests, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that none of the Administrative Agent or any of the Lenders shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent or any Lender has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral. The provisions of Section 5.02 shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Administrative Agent or any other Credit Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Administrative Agent or any other Credit Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.

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ARTICLE VI

Remedies

SECTION 6.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Administrative Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC, the PRUCC or other applicable law. The rights and remedies of the Administrative Agent shall include the right to take any of or all the following actions at the same or different times upon the occurrence and during the continuance of an Event of Default:

(a) With respect to any Collateral consisting of Accounts, General Intangibles (including Payment Intangibles), Letter-of-Credit Rights, Chattel Paper, Instruments and Documents, the Administrative Agent may collect the Collateral with or without the taking of possession of any of the Collateral.

(b) With respect to any Collateral consisting of Inventory, the Administrative Agent may conduct one or more going out of business sales, in the Administrative Agent’s own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased or occupied by any Grantor. The Administrative Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Administrative Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Administrative Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein. Each purchaser at any such going out of business sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(c) With respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest granted herein to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Administrative Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall reasonably determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained).

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(d) With or without legal process and with or without prior notice or demand for performance, the Administrative Agent may enter upon, occupy and use any premises owned or occupied by each Grantor, and may exclude the Grantors from such premises or portion thereof as may have been so entered upon, occupied or used by the Administrative Agent. The Administrative Agent shall not be required to remove any of the Collateral from any such premises upon the Administrative Agent’s taking possession thereof, and may render any Collateral unusable to the Grantors. In no event shall the Administrative Agent be liable to any Grantor for use or occupancy by the Administrative Agent of any premises pursuant to this Section 6.01, nor for any charge (such as wages for the Grantors’ employees and utilities) incurred in connection with the Administrative Agent’s exercise of the Administrative Agent’s Rights and Remedies hereunder.

(e) The Administrative Agent may require any Grantor to assemble the Collateral and make it available to the Administrative Agent at the Grantor’s sole risk and expense at a place or places which are reasonably convenient to both the Administrative Agent and such Grantor.

(f) Each Grantor agrees that the Administrative Agent shall have the right, subject to applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(g) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Administrative Agent shall provide the Grantors such notice as may be practicable under the circumstances), the Administrative Agent shall give the Grantors at least 10 days’ prior written notice, by authenticated record, of the date, time and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. Each Grantor agrees that such written notice shall satisfy all requirements for notice to that Grantor which are imposed under the UCC, the PRUCC or other applicable law with respect to the exercise of the Administrative Agent’s Rights and Remedies upon Default. The Administrative Agent shall not be obligated to make any sale or other disposition of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

(h) Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice of such sale. At any sale or other disposition, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. If any of the Collateral is sold, leased or otherwise disposed of by the Administrative Agent on credit, the Secured Obligations shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Administrative Agent.

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(i) At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6.01, the Administrative Agent or any other Credit Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor, the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Administrative Agent or such other Credit Party from any Grantor on account of the Secured Obligations as a credit against the purchase price, and the Administrative Agent or such other Credit Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.

(j) For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof. The Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.

(k) As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

(l) To the extent permitted by applicable law, each Grantor hereby waives all rights of redemption, stay, valuation and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

SECTION 6.02. Grant of Non-Exclusive License. For the purpose of enabling the Administrative Agent to exercise the Administrative Agent’s Rights and Remedies under Section 6.01 (including in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of the Collateral) at such time as the Administrative Agent shall be lawfully entitled to exercise the Administrative Agent’s Rights and Remedies under Section 6.01, each Grantor hereby (i) grants to the Administrative Agent, for the benefit of the Administrative Agent and the other Credit Parties, a royalty free, non-exclusive, irrevocable license, such license being with respect to the Administrative Agent’s exercise of the Administrative Agent’s Rights and Remedies under Section 6.01, including in connection with any completion of the manufacture of Inventory or any sale or other disposition of Inventory (a) to use, apply and affix any Trademark, trade name, logo or the like in which any Grantor now or hereafter has rights, (b) to use, license or sublicense any Intellectual Property, computer software now owned, held or hereafter acquired by such Grantor, including in such license access to all media and to the extent to which any of the licensed items may be recorded or stored and to all such computer software programs and to the extent used for the compilation or print out thereof, provided that the Administrative Agent’s use of the property described in subclauses (a) and (b) above will comply with all applicable law, and (c) to use any and all furniture, fixtures and equipment contained in any premises owned or occupied by any Grantor in connection with the exercise of the Administrative Agent’s Rights and Remedies under Section 6.01, and (ii) without limiting the provisions of Section 6.01(c), agrees to provide the Administrative Agent and/or its agents with access to, and the right to use, any such premises owned or occupied by any Grantor.

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SECTION 6.03. Application of Proceeds. After the occurrence of an Event of Default and acceleration of the Secured Obligations, the Administrative Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, or any Collateral granted under any other of the Security Documents in the manner set forth in Section 8.04 of the Credit Agreement.

SECTION 6.04. Voting Rights.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Grantor or any part thereof for any purpose. For so long as any Grantor shall have the right to vote the Pledged Interests of such Grantor, such Grantor covenants and agrees that it will not, without the prior written consent of the Administrative Agent, vote or take any consensual action with respect to the Pledged Interests which would materially affect the rights of the Administrative Agent or any other Credit Party or the value of the Pledged Interests. The Administrative Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to this Section 6.04(a)(i).

(ii) Each Grantor shall be entitled to receive and retain any and all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Collateral, from time to time received, receivable or otherwise distributed to such Grantor in respect of or in exchange for any or all of the Pledged Collateral (any of the foregoing, a “Distribution” and collectively the “Distributions”) paid in respect of the Pledged Collateral of such Grantor to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all Distributions paid or payable other than in cash (other than in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus) in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, shall be, and, subject to the limitations in the definition of “Collateral”, be promptly delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor and be promptly delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

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(b) Upon the occurrence and during the continuance of an Event of Default:

(i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6.04(a)(i) shall automatically cease and (y) to receive Distributions that it would otherwise be authorized to receive and retain pursuant to 6.04(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, interest and other distributions; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this Section 6.04(b)(i) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 6.03. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate to that effect, the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends or interest that such Grantor would otherwise be permitted to retain pursuant to the terms of this Section 6.04 and that remain in such account.

(ii) All Distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 6.04(b) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Grantor and shall be promptly paid over to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(c) This Section 6.04 shall not apply to any Pledged Collateral that is ULC Shares or to any Distributions that are paid in respect of ULC Shares.

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SECTION 6.05. ULC Shares.

(a) Notwithstanding any provisions to the contrary contained in this Agreement or any other document or agreement among all or some of the parties hereto, each Grantor that is the registered and beneficial owner of any Pledged Collateral which are ULC Shares (“ULC Pledgor”) will remain so until such time as such ULC Shares are effectively transferred into the name of the Administrative Agent, any Credit Party or any other Person on the books and records of such ULC. Accordingly, each ULC Pledgor shall be entitled to receive and retain for its own account any Distribution in respect of such Pledged Collateral (except insofar as such ULC Pledgor has granted a security interest in such Distribution, and any shares which are Pledged Collateral shall be delivered to the Administrative Agent to hold as Pledged Collateral hereunder) and shall have the right to vote such Pledged Collateral and to control the direction, management and policies of the applicable ULC issuer to the same extent as such ULC Pledgor would if such Pledged Collateral were not pledged to the Administrative Agent (for its own benefit and for the benefit of the Credit Parties) pursuant hereto. Nothing in this Agreement or any other document or agreement among all or some of the parties hereto is intended to, and nothing in this Agreement or any other document or agreement among all or some of the parties hereto shall, constitute the Administrative Agent, any Credit Party or any other Person other than a ULC Pledgor a member of a ULC for the purposes of the Companies Act (Nova Scotia) until such time as notice is given to such ULC Pledgor and further steps are taken pursuant hereto or thereto so as to register the Administrative Agent, any Credit Party or any other Person as holder of the applicable ULC Shares. To the extent any provision hereof would have the effect of constituting the Administrative Agent or any Credit Party as a member of any ULC prior to such time, such provision shall be severed therefrom and shall be ineffective with respect to Pledged Collateral which are ULC Shares without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Pledged Collateral which are not ULC Shares.

(b) Except upon the exercise of rights to sell, transfer or otherwise dispose of the Pledged Stock issued by a ULC following the occurrence of an Event of Default pursuant to Article VI, no ULC Pledgor shall cause or permit, or enable any ULC in which they hold ULC Shares to cause or permit, the Administrative Agent or any other Credit Party to: (i) be registered as shareholder or member of such ULC; (ii) accept or request stock powers of attorney in respect of such Person endorsed or assigned in favor of the Administrative Agent or other Credit Party; (iii) have any notation entered in its favor in the share register of such ULC; (iv) be held out as a shareholder or member of such ULC; (v) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Administrative Agent or any other Credit Party holding a security interest in such ULC; or (vi) act as a shareholder or member of such ULC, or exercise any rights of a shareholder or member including the right to attend a meeting of, or to vote the shares of, such ULC.

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SECTION 6.06. Disposition of Pledged Collateral by Administrative Agent. None of the Pledged Collateral existing as of the date of this Agreement is, and none of the Pledged Collateral hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default has occurred and is continuing may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Each Grantor understands that in connection with such disposition, the Administrative Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Collateral than if the Pledged Collateral were registered and qualified pursuant to federal and state securities laws and sold on the open market. Each Grantor, therefore, agrees that: (a) if the Administrative Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Collateral or any portion thereof to be sold at a private sale, the Administrative Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Collateral or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that the Administrative Agent has handled the disposition in a commercially reasonable manner.

ARTICLE VII

Perfection of Security Interest

SECTION 7.01. Perfection by Filing. This Agreement constitutes an authenticated record, and each Grantor hereby authorizes the Administrative Agent, pursuant to the provisions of Sections 2.01 and 5.02, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral, in such filing offices as the Administrative Agent shall deem appropriate, including recording of the IP Agreements with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office and the Canadian Industrial Design Office and the Grantors shall pay the Administrative Agent’s reasonable costs and expenses incurred in connection therewith. Any such financing statement may indicate the Collateral as “all assets of the Grantor” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC. Each Grantor hereby further agrees that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

SECTION 7.02. Other Perfection, etc. The Grantors shall at any time and from time to time take such steps as the Administrative Agent may reasonably request for the Administrative Agent (a) to obtain an acknowledgment, in form and substance reasonably satisfactory to the Administrative Agent, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Administrative Agent, (b) to obtain “control” of any Securities Accounts, Concentration Accounts, Letter-of-Credit Rights, or Electronic Chattel Paper, with any agreements establishing control to be in form and substance satisfactory to the Administrative Agent (and which may also be for the benefit of the ABL Agent), and (c) otherwise to insure the continued perfection of the Administrative Agent’s Security Interest in any of the Collateral with the priority described in Section 3.03 and of the preservation of its rights therein.

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SECTION 7.03. Savings Clause. Nothing contained in this Article VII shall be construed to narrow the scope of the Administrative Agent’s Security Interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the Administrative Agent’s Rights and Remedies hereunder except (and then only to the extent) as mandated by the UCC or the PRUCC.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement.

SECTION 8.02. Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

SECTION 8.03. Suretyship Waivers by Grantors. The Grantors waive demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Secured Obligations and the Collateral, each Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Administrative Agent may deem advisable. The Administrative Agent shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties or the preservation of any rights pertaining thereto. Each of the Grantors further waives any and all other suretyship defenses.

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SECTION 8.04. Marshalling. Neither the Administrative Agent nor any Lender shall be required to marshal any present or future collateral security (including the Collateral) for, or other assurances of payment of the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Administrative Agent or any Lender hereunder and of the Administrative Agent or any Lender in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Administrative Agent’s Rights and Remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

SECTION 8.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the other Credit Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, and shall continue in full force and effect as long as the Secured Obligations are outstanding and unpaid, and as long as the Commitments have not expired or terminated.

SECTION 8.06. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (subject to the provisions of the Credit Agreement), and all covenants, promises and agreements by or on behalf of the Grantors that are contained in this Agreement shall bind and inure to the benefit of each Grantor and its respective successors and assigns. This Agreement shall be binding upon each Grantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of each Grantor, the Administrative Agent and the other Credit Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such attempted assignment or transfer shall be void) except as expressly permitted by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 8.07. Administrative Agent’s Fees and Expenses; Indemnification. (a) Without limiting any of their obligations under the Credit Agreement or the other Loan Documents, the Grantors jointly and severally agree to pay all Credit Party Expenses incurred in connection with this Agreement.

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(b) Without limiting any of their indemnification obligations under the Credit Agreement or the other Loan Documents, the Grantors shall, jointly and severally, agree to indemnify each Credit Party and their respective Affiliates (each such Person being called an “Indemnitee”), and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (other than with respect to Taxes), including the reasonable and documented fees, charges and disbursements of counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery or performance of this Agreement, the performance by any Grantor of its obligations under this Agreement or the consummation of the transactions contemplated hereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence, willful misconduct, bad faith or breach of the contractual obligations of such Indemnitee or with respect to a claim by one Indemnitee against another Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. All amounts due under this Section 8.07 shall be payable on written demand therefor.

SECTION 8.08. Governing Law. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE SECURED OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

SECTION 8.09. Waivers; Amendment. (a) The rights, remedies, powers, privileges and discretions of the Administrative Agent hereunder (herein, the “Administrative Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Administrative Agent in exercising or enforcing any of the Administrative Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Administrative Agent of any Event of Default or of any Default under any other agreement shall operate as a waiver of any other Event of Default or other Default hereunder or under any other agreement. No single or partial exercise of any of the Administrative Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Administrative Agent and any Person, at any time, shall preclude the other or further exercise of the Administrative Agent’s Rights and Remedies. No waiver by the Administrative Agent of any of the Administrative Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Administrative Agent’s Rights and Remedies may be exercised at such time or times and in such order of preference as the Administrative Agent may determine. The Administrative Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Secured Obligations. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

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(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Administrative Agent and the Grantor or Grantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

SECTION 8.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION 8.10.

SECTION 8.11. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

SECTION 8.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually executed counterpart to this Agreement.

SECTION 8.13. Headings. Article and Section headings and the Table of Contents used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

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SECTION 8.14. Jurisdiction; Consent to Service of Process. (a) EACH OF THE GRANTORS AND THE ADMINISTRATIVE AGENT AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

(b) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.01. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 8.15. Termination; Release of Collateral. (a) Except for those provisions which expressly survive the termination thereof, this Agreement and the Security Interest shall terminate when all the Secured Obligations have been paid in full (excluding contingent obligations as to which no claim has been made) and the Lenders have no further commitment to lend under the Credit Agreement.

(b) The Administrative Agent may release any Grantor (other than the Borrower) from its obligations hereunder, and the Security Interest in the Collateral of such Grantor shall automatically be released (i) if such Person ceases to be a Subsidiary as a result of a transaction permitted by the Credit Agreement; provided that, if so required by the Credit Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent did not provide otherwise or (ii) upon the effectiveness of any written consent to such release pursuant to Section 10.01 of the Credit Agreement.

(c) Upon any disposition of Collateral in connection with any disposition permitted under the Credit Agreement or any other Loan Document (other than a sale or transfer to a Grantor), or upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 10.01 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 8.15, the Administrative Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all UCC or PRUCC termination statements and similar documents that the Grantors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 8.15 shall be without recourse to, or warranty by, the Administrative Agent.

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SECTION 8.16. Additional Grantors. Pursuant to Section 6.11 of the Credit Agreement, after the Closing Date, each new direct or indirect Subsidiary of the Borrower is required to enter into this Agreement as a Grantor. Upon execution and delivery by the Administrative Agent and a Subsidiary of an instrument in the form of Annex 2 hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 8.17. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and Security Interest granted pursuant to this Agreement and the exercise of any right or remedy hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Administrative Agent (and the other Credit Parties) with respect to the “ABL Priority Collateral” (as defined in the Intercreditor Agreement) shall be subject to the terms of the Intercreditor Agreement, and until the discharge of the “ABL Obligations” (as defined in the Intercreditor Agreement), any obligation of the Borrower and any other Grantor hereunder or under any other Loan Document with respect to the delivery or control of any ABL Priority Collateral, the novation of any lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights, the obtaining of any consent of any Person or otherwise, in each case in connection with any ABL Priority Collateral, shall be deemed to be satisfied if the Borrower or such other Grantor, as applicable, complies with the requirements of the similar provision of the applicable “ABL Document” (as defined in the Intercreditor Agreement). Until the discharge of the ABL Obligations, the delivery of any ABL Priority Collateral to the “ABL Priority Agent” (as defined in the Intercreditor Agreement) pursuant to the ABL Documents shall satisfy any delivery requirement hereunder or under any other Loan Document.

SECTION 8.18. Grantor Consent. Each Grantor which is not a ULC hereby consents to the security interests granted herein by each other Grantor, including any security interests in Equity Interests issued by such Grantor or Equity Interests issued by any Person in which such Grantor owns any Equity Interest. Each Grantor which is not a ULC hereby waives any rights of such Grantor to notice in connection with the grant of any Security Interests by any Grantor hereunder.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the day and year first above written.

GRANTORS:

ZALE CORPORATION,

by

/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

ZALE DELAWARE, INC.,

by

/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

ZALE INTERNATIONAL, INC.,

by

/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

ZAP, INC.,

by

/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

ZALE PUERTO RICO, INC.,

by

/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

ZALE EMPLOYEES’ CHILD CARE ASSOCIATION, INC.,

by

/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

ZGCO, LLC,

by

/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

ZCSC, LLC,

by

/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

TXDC, L.P., by ZALE DELAWARE, INC., its general partner,

by

/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

ZALE CANADA FINCO, LLC,

by

/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

ZALE CANADA CO.,

by

/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

ZALE CANADA DIAMOND SOURCING INC.,

by

/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

ZALE CANADA HOLDING LP, by ZALE INTERNATIONAL, INC., its general partner,

by

/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

ZALE CANADA FINCO 1, INC.,

by
/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

ZALE CANADA FINCO 2, INC.,

by

/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

FINCO HOLDING LP, by ZALE CANADA FINCO 2, INC., its general partner,

by

/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

FINCO PARTNERSHIP LP, by ZALE CANADA FINCO 2, INC., its general partner,

by

/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT:

Z INVESTMENT HOLDINGS, LLC,

by

/s/ Peter Morrow
Name: Peter Morrow
Title: Authorized Person

Schedule 1 to the

Security Agreement

Intellectual Property

PATENTS

PATENT APPLICATIONS

INDUSTRIAL DESIGNS

INDUSTRIAL DESIGN APPLICATIONS

TRADEMARKS

TRADEMARK APPLICATIONS

COPYRIGHTS

COPYRIGHT APPLICATIONS

COPYRIGHT LICENSES

Schedule 2 to the

Security Agreement

Initial Subsidiary Grantors

Schedule 3 to the

Security Agreement

Commercial Tort Claims

Schedule 4 to the

Security Agreement

Pledged Interests

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

Pledged Notes

Name of Grantor	Name of Issuer	Amount

Schedule 5 to the

Security Agreement

Deposit Accounts and Concentration Accounts

Name of Grantor	Name of Institution	Account Number	Check here if Account is a Concentration Account

Annex 1 to the

Security Agreement

Form of Perfection Certificate

Annex 2 to the

Security Agreement

Form of Supplement

SUPPLEMENT NO.          dated as of [—] (this “Supplement”), to the Security Agreement dated as of [—] (the “Security Agreement”), among ZALE CORPORATION, a Delaware corporation (the “Borrower”), the Subsidiaries from time to time party thereto (each, including the Borrower, a “Grantor”, and collectively, the “Grantors”) and Z INVESTMENT HOLDINGS, LLC, in its capacity as administrative agent (in such capacity, the “Administrative Agent”).

Reference is made to the Credit Agreement dated as of May 10, 2010 (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) the Borrower, (ii) the Lenders party thereto and (iii) the Administrative Agent.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement referred to therein.

The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans. Section 8.16 of the Security Agreement provides that new direct and indirect Subsidiaries of the Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement as consideration for Loans previously under made the Credit Agreement.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 8.16 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Credit Parties, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Credit Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually signed counterpart to this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that, as of the date hereof, (a) set forth on Schedule 1 attached hereto is a schedule with the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office, (b) set forth on Schedule 2 attached hereto is a true and correct schedule of Intellectual Property consisting (i) all of the New Subsidiary’s United States registered Patents and Patent applications, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each such Patent and Patent application owned by the New Subsidiary, (ii) all of the New Subsidiary’s Canadian registered Industrial Designs and Industrial Design applications including the name of the registered owner, registration or application number and the expiration date (if already registered) of each Industrial Design and Industrial Design application owned by the New Subsidiary, (iii) all of the New Subsidiary’s United States registered Trademarks and Trademark applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark and Trademark application owned by the New Subsidiary and (iv) all of the New Subsidiary’s United States registered Copyrights, Copyright applications and Copyright Licenses, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright, Copyright application or Copyright License owned by the New Subsidiary, (c) set forth on Schedule 3 attached hereto is each Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by the New Subsidiary seeking damages in an amount of $1,000,000 or more, (d) set forth on Schedule 4 attached hereto is the Pledged Collateral held by the New Subsidiary and (e) set forth on Schedule 5 attached hereto are the Deposit Accounts and Concentration Accounts that the New Subsidiary maintains.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SUPPLEMENT AND THE SECURED OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

SECTION 7. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 8.01 of the Security Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses reasonably incurred in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by

Name:
Title:

Z INVESTMENT HOLDINGS, LLC, as Administrative Agent

by

Name:
Title:

Schedule 1

to Supplement No.          to the

Security Agreement

New Subsidiary Information

Name	Jurisdiction of Formation	Chief Executive Office

Schedule 2

to Supplement No.          to the

Security Agreement

Intellectual Property

PATENTS

PATENT APPLICATIONS

INDUSTRIAL DESIGNS

INDUSTRIAL DESIGN APPLICATIONS

TRADEMARKS

TRADEMARK APPLICATIONS

COPYRIGHTS

COPYRIGHT APPLICATIONS

COPYRIGHT LICENSES

Schedule 3

to Supplement No.          to the

Security Agreement

Commercial Tort Claims

Schedule 4

to Supplement No.          to the

Security Agreement

Pledged Interests

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

Pledged Notes

Name of Grantor	Name of Issuer	Amount

Schedule 5

to Supplement No.          to the

Security Agreement

Deposit Accounts and Concentration Accounts

Name of Grantor	Name of Institution	Account Number	Check here if Account is a Concentration Account

Annex 3 to the

Security Agreement

Form of Patent, Industrial Design and Trademark Security Agreement

Annex 4 to the

Security Agreement

Form of Copyright Security Agreement

Annex 5 to the

Security Agreement

Form of Pledged Collateral Addendum

This Pledged Collateral Addendum, dated as of             , 20        , is delivered pursuant to Section 4.12 of the Security Agreement referred to below. The undersigned hereby agrees that this Pledged Collateral Addendum may be attached to that certain Security Agreement, dated as of May 10, 2010, (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the undersigned, the other Grantors named therein, to Z Investment Holdings, LLC, as Administrative Agent. Initially capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Security Agreement or the Credit Agreement. The undersigned hereby agrees that the additional interests listed on this Pledged Collateral Addendum as set forth below shall be and become part of the Pledged Collateral pledged by the undersigned to the Administrative Agent in the Security Agreement and any pledged company set forth on this Pledged Collateral Addendum as set forth below shall be and become a “Pledged Company” under the Security Agreement, each with the same force and effect as if originally named therein.

The undersigned hereby certifies that the representations and warranties set forth in Section 3.08 of the Security Agreement of the undersigned are true and correct as to the Pledged Collateral listed herein on and as of the date hereof.

[ ]

By:

Name:

Title:

Pledged Interests

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

Pledged Notes

Name of Grantor	Name of Issuer	Amount